May 29, 2015

Entegra Financial Corp.

14 One Center Court

Franklin, North Carolina 28734

Re:	Entegra Financial Corp.
Registration Statement on Form S-8

Ladies and Gentlemen:

As counsel for Entegra Financial Corp., a North Carolina corporation (the “Registrant”), we furnish the following opinion in connection with the proposed issuance by the Registrant of up to 654,637 shares of Common Stock, no par value per share (“Common Stock”), to be issued under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan (the “Plan”).

These securities are the subject of the Registration Statement on Form S-8 to be filed by the Registrant with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to which this opinion is to be attached as an exhibit.

As counsel to the Registrant, we have examined originals or copies of its Articles of Incorporation and Bylaws, each as amended, its minute book, certain certificates and written statements of officers of the Registrant, certain certificates of public officials, the Plan and such other documents and records of the Registrant as we have deemed necessary for the purpose of giving the opinion hereinafter expressed. Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the shares of Common Stock of the Registrant that are being registered pursuant to the Registration Statement have been duly authorized by all necessary corporate action on the part of the Registrant, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan and the Registration Statement, the shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

Entegra Financial Corp.

May 29, 2015

This opinion is limited to the federal laws of the United States and the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

Our opinion is as of the date hereof, and we do not undertake to advise the Registrant of matters that might come to our attention subsequent to the date hereof that may affect our legal opinion expressed herein.

Sincerely yours,

BROOKS, PIERCE, MCLENDON,

HUMPHREY & LEONARD, L.L.P.

By:       /s/ Iain MacSween

Iain MacSween